SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                            _________________________

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 26, 2000
                                                           -------------



                                    YP. Net, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


         Nevada                      0-24217                 85-026668
-----------------------          ---------------          ---------------
(State or other jurisdiction      (Commission             (IRS Employer
 of incorporation)                  File Number)             Identification No.)


            4840 East Jasmine Street, Suite 105, Mesa, Arizona    85205
     -----------------------------------------------------------------------
         (Address of principal executive offices )              (Zip Code)


                                   (480) 654-9646
                          ------------------------------
                         (Registrant's telephone number,
                              including area code)

                                        N/A
                          ------------------------------
                   (Former name or former address, if changed
                               since last report)


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ITEM  3.  BANKRUPTCY  OR  RECEIVERSHIP

     On June 26, 2000, the Federal Trade Commission ("FTC") filed a complaint in the United States District Court of Arizona (CIV '00 1210 PHX SMM) against YP.NET, Inc. (the "Company"), certain of its past and present officers and directors and other affiliated companies. The complaint alleged that the Company and the other defendants had engaged in deceptive advertising practices and sought certain preliminary injunctive remedies including a freeze of all defendants' assets. The alleged deceptive practices related to a check mailer solicitation utilized by the Company in its marketing activities.

     On June 26, 2000, the District Court, on motion by the FTC granted without the Company being given the opportunity to participate, entered a temporary restraining order implementing the asset freeze and appointed Mr. Lawrence J. Warfield as a temporary receiver to operate the Company pending hearing on the merits of the complaint. Company management cooperated fully in transferring management operations to the receiver upon being notified that the temporary restraining order was in effect.

     On July 13, 2000, the Company and all other defendants entered into a global settlement of the complaint with the FTC. Under the terms of a stipulated preliminary order, the Company specifically denied that any of its practices with respect to the direct mailer were deceptive or otherwise in violation of applicable law. The stipulated preliminary order specified that the Company's settlement agreement with the FTC was not an admission of violation of any applicable law or rule or that any allegation made by the FTC was true. The Company and the FTC agreed to certain modifications of the Company's mailer program and the FTC agreed that the modified mailer program would not be considered by their agency to be deceptive. The Company specifically reserved certain rights and claims with respect to the temporary receiver.

     Upon hearing on July 13, 2000, the District Court approved the stipulated preliminary order. Under the terms of the order, the freeze of the Company's assets was lifted and the temporary receiver was immediately dismissed. Company management immediately resumed operations of the Company's business. The Company anticipates that it will enter into a stipulated final order with the same terms of the stipulated preliminary order upon such final order being processed for approval by the FTC. Upon entry of the final order, pursuant to the settlement terms, the FTC's complaint will be dismissed with prejudice.

     While the FTC action was disruptive to Company operations during the period the temporary receiver was in place, management believes the stipulated preliminary order and anticipated final order will be beneficial to future operations. While the Company does not believe its practices related to the check mailer solicitation program were deceptive, by following the criteria specified in the stipulated order, the Company has assurances that the FTC will not make further claims of deceptive practices with respect to this mailer program. The Company believes the stipulated order provides it with clear guidance to proceed with this program free from further FTC claim.


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ITEM  5.  OTHER  EVENTS

     The action by the FTC caused delay in completing the Company's pending audit of its financial statements. Management anticipates that the Company's audit for its fiscal year ended September 30, 1999 will be completed within approximately 30 days. Management anticipates the Company's annual report for such fiscal year and its subsequent two quarterly reports will be completed soon thereafter. Upon completion of filing the required annual and quarterly reports, management anticipates that the Company's stock will be re-listed on the OTC Bulletin Board.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    YP.  NET,  INC.


                                                    /s/  Angelo Tullo
Date July 18, 2000                                  ----------------------------
                                                    Angelo Tullo, Chairman


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